EXHIBIT 4.2

FORM OF SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE

PEDEVCO CORP.

A Texas Corporation
Number CPS-001	** 66,625** Shares
Series A Convertible Preferred Stock

THIS CERTIFIES THAT **GOLDEN GLOBE ENERGY (US), LLC** is the record holder of Sixty Six Thousand Six Hundred Twenty-Five (66,625) Shares of Series A Convertible Preferred Stock of PEDEVCO CORP. transferable only on the share register of the Corporation by the holder, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

The shares represented by this certificate are convertible into Common Stock at the times and on the terms as set forth in the Amended and Restated Certificate of Designation of the Corporation.

A statement of all of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon the holders thereof as established by the Certificate of Designation or by any certificate of determination of preferences, may be obtained by any stockholder upon request and without charge, at the principal office of the Corporation, and the Corporation will furnish any stockholder, upon request and without charge, a copy of such statement.

WITNESS the Seal of the Corporation and the signatures of its duly authorized officers this 23rd day of February, 2015.

__________________________________________ __________________________________________
Frank Ingriselli, Chief Executive Officer

Clark Moore, Secretary

FOR VALUE RECEIVED ______________________________ HEREBY SELLS, ASSIGNS, AND TRANSFERS UNTO _____________________________ THE SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ___________________________________ ATTORNEY WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED __________________.

IN PRESENCE OF ___________________________________
(Witness)

______________________________________
(Stockholder)

______________________________________
(Stockholder)

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION, ENLARGEMENT OR ANY CHANGE WHATSOEVER.
_____________________________

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.”
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